Exhibit 10.14

Base Salaries of Named Executive Officers

As of May 12, 2006, the following are the current base salaries of the following named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Cadmus Communications Corporation:

Bruce V. Thomas	$472,500
President and Chief Executive Officer
Wayne B. Luck	$214,302
Senior Vice President and Chief Information Officer
Gerard P. Lux, Jr.	$300,000
President, Cadmus Specialty Packaging
Paul K. Suijk	$275,000	*
Senior Vice President and Chief Financial Officer

*	effective May 15, 2006

Typically, changes in base salaries of the named executive officers are determined each October.

Note: Compensation of Stephen E. Hare, the former Executive Vice President and President, Publisher Services Group, is now governed by the Change in Status Agreement, entered into on April 8, 2006, and filed as Exhibit 10.53 to this report on Form 10-Q.